Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-201366) of Karyopharm Therapeutics Inc.,

(2)	Registration Statement (Form S-3 No. 333-214489) of Karyopharm Therapeutics Inc.,

(3)	Registration Statement (Form S-8 No. 333-194746) pertaining to the 2010 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Karyopharm Therapeutics Inc.,

(4)	Registration Statement (Form S-8 No. 333-202742) pertaining to the 2013 Stock Incentive Plan of Karyopharm Therapeutics Inc., and

(5)	Registration Statement (Form S-8 No. 333-210221) pertaining to the 2013 Stock Incentive Plan of Karyopharm Therapeutics Inc.;

of our report dated March 16, 2017, with respect to the consolidated financial statements of Karyopharm Therapeutics Inc. included in this Annual Report (Form 10-K) of Karyopharm Therapeutics Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 16, 2017